UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2016

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2016, Western Gas Partners, LP (“WES”) extended its commodity price swap agreements with Anadarko for the DJ Basin complex and MGR assets from January 1, 2017, through December 31, 2017. Notional volumes for each of the commodity price swap agreements are not specifically defined. Instead, the agreements apply to the actual volume of natural gas, condensate and NGLs purchased and sold at the DJ Basin complex and the MGR assets. The prices set forth in the extended swaps are more favorable than prevailing market prices on the date the extended commodity price swap agreements were executed. There can be no assurance that these commodity price swap agreements will be renewed or extended beyond December 31, 2017, on similar terms or at all. The table below summarizes the swap prices compared to the forward market prices on the date the commodity price swap extensions were executed.

	DJ Basin Complex		MGR Assets
per barrel except natural gas	2017 Swap Prices	Market Prices (1)	2017 Swap Prices	Market Prices (1)
Ethane	$18.41	$5.09	$23.11	$4.08
Propane	47.08	18.85	52.90	19.24
Isobutane	62.09	26.83	73.89	25.79
Normal butane	54.62	26.20	64.93	25.16
Natural gasoline	72.88	41.84	81.68	45.01
Condensate	76.47	45.40	81.68	53.55
Natural gas (per MMBtu)	5.96	3.05	4.87	3.05

(1)
Represents the New York Mercantile Exchange forward strip price as of December 1, 2016, adjusted for product specification, location, basis and, in the case of NGLs, transportation and fractionation costs.

Revenues or costs attributable to volumes settled during the extension period, at the applicable market price in the above table, will be recognized in the consolidated statements of income. WES will also record a capital contribution from Anadarko in its consolidated statement of equity and partners’ capital for the amount by which the swap price exceeds the applicable market price in the above table.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number		Description of the Exhibit
10.1		Form of Commodity Price Swap Agreement (filed as Exhibit 10.3 to Western Gas Partners, LP’s Form 10-Q for the quarter ended March 31, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	December 1, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Form of Commodity Price Swap Agreement (filed as Exhibit 10.3 to Western Gas Partners, LP’s Form 10-Q for the quarter ended March 31, 2010).